Exhibit 99.1
July 17, 2019

Fellow shareholders,

As expected, revenue growth accelerated 400 basis points to 26%, and operating income increased 53% year over year in Q2. Paid membership grew by 2.7m, less than the 5.5m in Q2 a year ago and our 5.0m forecast. In Q3, we expect to grow by 7m paid memberships, more than the 6.1m in Q3 a year ago. Consumers around the world continue to move from linear television to internet entertainment at a remarkable rate.

(in millions except per share data and Streaming Content Obligations)	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19 Forecast
Revenue	$3,907	$3,999	$4,187	$4,521	$4,923	$5,250
Y/Y % Growth	40.3%	34.0%	27.4%	22.2%	26.0%	31.3%
Operating Income	$462	$481	$216	$459	$706	$833
Operating Margin	11.8%	12.0%	5.2%	10.2%	14.3%	15.9%
Net Income	$384	$403	$134	$344	$271	$470
Diluted EPS	$0.85	$0.89	$0.30	$0.76	$0.60	$1.04

Global Streaming Paid Memberships	124.35	130.42	139.26	148.86	151.56	158.56
Y/Y % Growth	25.6%	25.4%	25.9%	25.2%	21.9%	21.6%
Global Streaming Paid Net Additions	5.45	6.07	8.84	9.60	2.70	7.00

Net cash (used in) operating activities	$(518)	$(690)	$(1,235)	$(380)	$(544)
Free Cash Flow*	$(559)	$(859)	$(1,315)	$(460)	$(594)
Adjusted EBITDA**	$563	$584	$328	$584	$836
Shares (FD)	451.6	451.9	451.1	451.9	452.2
Streaming Content Obligations*** ($B)	18.4	18.6	19.3	18.9	18.5
Note: Figures are consolidated, including DVD.
* Free cash flow represents Net Cash (used in) operating activities adjusted for acquisition of DVD content assets, purchases of property and equipment and change in other assets
** Adjusted EBITDA represents net income before interest expense and other income/expense, income taxes, depreciation and amortization of property and equipment and further adjusted to exclude other non-cash charges or non-recurring items

*** Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

1

Q2 Results and Q3 Forecast
Average streaming paid memberships increased 24% year over year, while ARPU increased 3% year over year on a reported basis. Excluding the year over year foreign exchange (F/X) impact on revenue of -$265 million, global streaming ARPU grew 9%, with 12% and 7% ARPU growth in the US and international segments, respectively. Operating margin of 14.3% (up 250 bps year over year) was higher than our beginning-of-quarter forecast as some marketing spend was shifted into the second half of the year. EPS amounted to $0.60 vs. $0.85 and included a $61 million non-cash unrealized loss from F/X remeasurement on our Euro denominated debt. Streaming content obligations decreased 2% sequentially, reflecting our shift to more owned (vs. licensed) content.

As a reminder, the quarterly guidance we provide is our actual internal forecast at the time we report. We strive for accuracy (not conservatism), which means that in some quarters we will be high and other quarters low relative to our guidance. In Q2’19, our membership growth forecast was high.

Our missed forecast was across all regions, but slightly more so in regions with price increases. We don’t believe competition was a factor since there wasn’t a material change in the competitive landscape during Q2, and competitive intensity and our penetration is varied across regions (while our over-forecast was in every region). Rather, we think Q2’s content slate drove less growth in paid net adds than we anticipated. Additionally, Q1 was so large for us (9.6m net adds), there may have been more pull-forward effect than we realized. In prior quarters with over-forecasts, we’ve found that the underlying long-term growth was not affected and staying focused on the fundamentals of our business served us well.

Q3 has started with Stranger Things season 3, and the first two weeks of Q3 are strong. In addition to the recently released season 3 of Stranger Things, our second half content slate includes new seasons of La Casa de Papel (Money Heist), The Crown, and the final season of the iconic Orange is the New Black as well as big films like The Irishman from Martin Scorsese and action movie 6 Underground (directed by Michael Bay and starring Ryan Reynolds).

2

While our US paid membership was essentially flat in Q2, we expect it to return to more typical growth in Q3, and are seeing that in these early weeks of Q3. We forecast Q3 global paid net adds of 7.0m, up vs. 6.1m in Q3’18, with 0.8m in the US and 6.2m internationally. Our internal forecast still currently calls for annual global paid net adds to be up year over year. There’s no change to our 13% operating margin target for FY19, up 300 basis points year over year.
Content
Our Q2 content slate featured several highly watched titles. We launched Dead to Me, a dramedy starring 2019 Emmy nominated Best Actress Christina Applegate, which was watched by 30m households in its first four weeks. We’ve renewed this half hour comedy for a second season. We’re also proud of When They See Us1, a moving limited series based on the Central Park Five case, from Ava DuVernay. This powerful story was watched by 25m households in its first four weeks and has stirred a global conversation about race, identity, and criminal justice. When They See Us was also just nominated for 16 Emmy Awards, including Outstanding Limited Series. Our Planet was our most ambitious undertaking in the documentary category to date and it’s also our highest-watched original docu-series through its first four weeks (33m households) and was just nominated for 10 Emmy Awards.

We are making good progress with our original films portfolio with more and more of our films creating larger audiences than our pay 1 licensed movies. At the end of June, we premiered our latest Adam Sandler movie Murder Mystery (also starring Jennifer Aniston), which is the most watched Adam Sandler Netflix original film to date; over 73m households watched this film in its first four weeks. In Q2, the young adult romantic comedy movie The Perfect Date (featuring Noah Centineo from our big film To All The Boys I’ve Loved Before) was a global hit with 48m households in its first four weeks. Similarly, Ali Wong co-starred with Randall Park in Always Be My Maybe (directed by Nahnatchka Khan), which was viewed by 32m households in its first four weeks.

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1 https://www.youtube.com/watch?v=u3F9n_smGWY&feature=youtu.be

3

Season 2 of The Rain was among the largest returning seasons for one of our non-English language originals, while Swedish series Quicksand was a new show that was highly watched both locally and globally. We also debuted several local-language titles that were very popular in their home territories like the first two installments of the Historia de un Crimen franchise (Historia de un Crimen: Colosio and Historia de un Crimen: Colmenares) in Latin America, while Family Business was a breakthrough hit for us in France.

We’ve been moving our content from semi-exclusive catalog and 2nd-window unbranded content to branded exclusive 1st window original content for many years. Much of our domestic, and eventually global, Disney catalog, as well as Friends, The Office, and some other licensed content will wind down over the coming years, freeing up budget for more original content. We don’t have material viewing concentration as even our largest titles (that are watched by millions of members) account for only a low single digit percentage of streaming hours. From what we’ve seen in the past when we drop strong catalog content (Starz and Epix with Sony, Disney, and Paramount films, or 2nd run series from Fox, for example) our members shift over to enjoying our other great content.

Forty of our original series, films and specials were nominated for 117 Emmy Awards, including Outstanding Comedy and Drama Series, Limited Series, Animated Series and Reality Series, as well as Variety, Children’s, short form and interactive programs. We are incredibly proud to offer best in class original programming in so many different forms.
Marketing
As Netflix has shifted to original content, our marketing has evolved to increasingly focus on launching our key titles to build excitement amongst existing and non-members. We’re continuing to invest in owned and earned media, where we can have strong, direct relationships with fans. We’re very excited to welcome Jackie Lee-Joe2 as our new CMO to help us take our marketing to the next level.
We’re also building out our licensing and brand partnerships effort, which is optimizing for fan and viewer engagement over revenue maximization. For example, for the launch of Stranger Things season 3, we partnered with best-in-class brands like Coke3, Nike4, Burger King5, and Baskin Robbins6 to build deep connections with our fans.
At E3, the largest video gaming event of the year, we announced a new Stranger Things mobile game, a game based on our upcoming new show Dark Crystal: Age of Resistance (a prequel to the 1982 film), and a partnership with Epic Games, the developers of Fortnite7. Like our other merchandising initiatives, these games are designed to build fandom for our titles and don’t signal a push into gaming as a new business for Netflix.

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2 https://www.netflixinvestor.com/investor-news-and-events/financial-releases/press-release-details/2019/Jackie-Lee-Joe-named-Netflix-Chief-Marketing-Officer/default.aspx
3 https://www.youtube.com/watch?v=uCCg5AjwmvE&feature=youtu.be
4 https://www.bizjournals.com/atlanta/news/2019/06/13/nike-partners-with-netflix-and-stranger-things-to.html
5 https://www.cnn.com/2019/06/13/business/burger-king-stranger-things/index.html
6 https://www.usatoday.com/story/money/2019/05/30/stranger-things-ice-cream-coming-baskin-robbins/1287027001/
7 https://www.gamesradar.com/stranger-things-fortnite-crossover-e3-2019/

4

Product and Partnerships
We recently entered into a new partnership with AT&T in the US to integrate Netflix into their new set-top box. In the US, we now partner with a wide range of ISPs and MVPDs, including Comcast, DISH, Verizon, T-Mobile, Charter, and Altice, in addition to AT&T.
After several months of testing, we’ve decided to roll out a lower-priced mobile-screen plan in India to complement our existing plans. We believe this plan, which will launch in Q3, will be an effective way to introduce a larger number of people in India to Netflix and to further expand our business in a market where Pay TV ARPU is low (below $5). We will continue to learn more after launch of this plan.

Competition
Over the next 12 months, Disney, Apple, WarnerMedia, NBCU and others are joining Hulu, Amazon, BBC, Hotstar, YouTube, Netflix, and many others in offering streaming entertainment. The competition for winning consumers’ relaxation time is fierce for all companies and great for consumers. The innovation of streaming services is also drawing consumers to shift more and more from linear television to streaming entertainment. If you watch Our Planet on a new TV with Dolby Vision or HDR10, you will see why: the quality of streaming television is spectacular. In the US, our most developed market, we still only earn about 10% of consumers’ television time, and less of their mobile screen time, so we have much room for growth.
We, like HBO, are advertising free. That remains a deep part of our brand proposition; when you read speculation that we are moving into selling advertising, be confident that this is false. We believe we will have a more valuable business in the long term by staying out of competing for ad revenue and instead entirely focusing on competing for viewer satisfaction.

Cash Flow and Capital Structure
Net cash used in operating activities in Q2’19 was -$544 million vs. -$518 million in the prior year period. Free cash flow (FCF)8 totaled -$594 million vs. -$559 million in Q2’18. We’re still forecasting FCF of approximately -$3.5 billion for the full year 2019 and expect improvement in 2020. From there, we’ll continue to reduce our free cash flow deficit as we intend to continue growing our member base, revenues, and operating margin, which provides a clear path towards positive FCF. In the meantime, our plan is still to use high yield debt to fund our content investments as we did in April. In our most recent round, we raised 10.5 year senior notes of €1.2 billion (3.875% coupon) and $900 million (5.375% coupon).

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8 For a reconciliation of free cash flow to net cash (used in) operating activities, please refer to the reconciliation in tabular form on the attached unaudited financial statements and the footnotes thereto.

5

Reference
For quick reference, our eight most recent investor letters are: April 2019,9 January 2019,10 October 2018,11 July 2018,12 April 2018,13 January 2018,14 October 2017,15 July 2017.16
Appendix

(in millions)	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19 Forecast
US Streaming:
Revenue	$1,893	$1,937	$1,996	$2,074	$2,299	$2,400
Contribution Profit*	$672	$688	$590	$713	$852	$923
Contribution Margin*	35.5%	35.5%	29.6%	34.4%	37.1%	38.5%
Paid Memberships	55.96	56.96	58.49	60.23	60.10	60.90
Paid Net Additions	0.87	1.00	1.53	1.74	(0.13)	0.80
Free Trials	1.42	1.51	2.07	1.56	1.58

International Streaming:
Revenue	$1,921	$1,973	$2,106	$2,367	$2,548	$2,778
Contribution Profit*	$188	$218	$82	$274	$416	$503
Contribution Margin*	9.8%	11.0%	3.9%	11.6%	16.3%	18.1%
Paid Memberships	68.39	73.46	80.77	88.63	91.46	97.66
Paid Net Additions	4.58	5.07	7.31	7.86	2.83	6.20
Free Trials	4.37	5.17	7.13	5.00	4.48

*Certain prior period amounts have been reclassified from G&A to Cost of revenues and Marketing and from Tech & Dev to Cost of revenues to conform to current period presentation
Note: As announced in our Q3'18 investor letter, we will cease reporting end-of-quarter free trial count in January of 2020.

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9 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2019/q1/FINAL-Q1-19-Shareholder-Letter.pdf
10 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q4/01/FINAL-Q4-18-Shareholder-Letter.pdf
11 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q3/FINAL-Q3-18-Shareholder-Letter.pdf
12 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q2/FINAL-Q2-18-Shareholder-Letter.pdf
13 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q1/FINAL-Q1-18-Shareholder-Letter.pdf
14 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q4/COMBINED-Q4-17-Shareholder-Letter-FINAL.pdf
15 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q3/Q3_17_Shareholder_Letter_COMBINED.pdf
16 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q2/Q2_17_Shareholder_Letter.pdf

6

July 17, 2019 Earnings Interview, 3pm PST
Our video interview with Michael Morris of Guggenheim Securities will be on youtube/netflixir at 3pm PST today. Questions that investors would like to see asked should be sent to michael.morris@guggenheimpartners.com. Reed Hastings, CEO, Spence Neumann, CFO, Ted Sarandos, Chief Content Officer, Greg Peters, Chief Product Officer and Spencer Wang, VP of IR/Corporate Development will all be on the video to answer Michael’s questions.

IR Contact:	PR Contact:
Spencer Wang	Richard Siklos
VP, Finance/IR & Corporate Development	VP, Corporate Communications
408 809-5360	408 540-2629

7

Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow and EBITDA. Management believes that free cash flow and EBITDA are important liquidity metrics because they measure, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities or the amount of cash used in operations, including investments in global streaming content. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding future content offerings; variability of content obligations; product tests; impact of competition; future capital raises; ARPU; global streaming membership growth; tax rate; impact of the change in corporate structure; U.S. and international streaming paid memberships, paid net additions, revenue, contribution profit (loss) and contribution margin; consolidated revenue, revenue growth, operating income, operating margin, net income, and earnings per share; and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on January 29, 2019, as amended by Form 10-K/A, filed with the SEC on February 8, 2019. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K, as amended by Form 10-K/A. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

8

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues	$4,923,116	$4,520,992	$3,907,270	$9,444,108	$7,608,126
Cost of revenues	3,005,657	2,870,614	2,402,431	5,876,271	4,703,010
Marketing	603,150	616,578	592,007	1,219,728	1,128,784
Technology and development	383,233	372,764	299,095	755,997	581,405
General and administrative	224,657	201,952	151,524	426,609	286,136
Operating income	706,419	459,084	462,213	1,165,503	908,791
Other income (expense):
Interest expense	(152,033)	(135,529)	(101,605)	(287,562)	(182,824)
Interest and other income (expense)	(53,470)	76,104	68,028	22,634	2,285
Income before income taxes	500,916	399,659	428,636	900,575	728,252
Provision for income taxes	230,266	55,607	44,287	285,873	53,779
Net income	$270,650	$344,052	$384,349	$614,702	$674,473
Earnings per share:
Basic	$0.62	$0.79	$0.88	$1.41	$1.55
Diluted	$0.60	$0.76	$0.85	$1.36	$1.50
Weighted-average common shares outstanding:
Basic	437,587	436,947	435,097	437,271	434,638
Diluted	452,195	451,922	451,552	452,063	450,958

9

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$5,004,247	$3,794,483
Current content assets, net	—	5,151,186
Other current assets	872,910	748,466
Total current assets	5,877,157	9,694,135
Non-current content assets, net	21,945,740	14,960,954
Property and equipment, net	452,399	418,281
Other non-current assets	1,896,043	901,030
Total assets	$30,171,339	$25,974,400
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,848,201	$4,686,019
Accounts payable	442,194	562,985
Accrued expenses and other liabilities	750,812	477,417
Deferred revenue	892,777	760,899
Total current liabilities	6,933,984	6,487,320
Non-current content liabilities	3,564,440	3,759,026
Long-term debt	12,594,135	10,360,058
Other non-current liabilities	973,232	129,231
Total liabilities	24,065,791	20,735,635
Stockholders' equity:
Common stock	2,566,365	2,315,988
Accumulated other comprehensive loss	(20,352)	(19,582)
Retained earnings	3,559,535	2,942,359
Total stockholders' equity	6,105,548	5,238,765
Total liabilities and stockholders' equity	$30,171,339	$25,974,400

10

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$270,650	$344,052	$384,349	$614,702	$674,473
Adjustments to reconcile net income to net cash used in operating activities:
Additions to streaming content assets	(3,325,103)	(2,997,746)	(3,033,721)	(6,322,849)	(6,020,468)
Change in streaming content liabilities	(12,414)	(14,698)	288,474	(27,112)	667,359
Amortization of streaming content assets	2,231,915	2,124,686	1,817,817	4,356,601	3,566,661
Amortization of DVD content assets	7,656	8,509	11,154	16,165	22,288
Depreciation and amortization of property, equipment and intangibles	25,496	23,561	19,736	49,057	38,777
Stock-based compensation expense	103,848	101,200	81,232	205,048	149,627
Other non-cash items	53,039	37,199	13,921	90,238	22,130
Foreign currency remeasurement loss (gain) on long-term debt	61,284	(57,600)	(85,410)	3,684	(44,330)
Deferred taxes	35,519	6,627	(9,539)	42,146	(31,588)
Changes in operating assets and liabilities:
Other current assets	(24,231)	(32,076)	(25,564)	(56,307)	(81,469)
Accounts payable	(2,674)	(124,467)	7,733	(127,141)	81,816
Accrued expenses and other liabilities	(26,705)	157,647	(52,851)	130,942	66,198
Deferred revenue	84,085	47,793	23,848	131,878	79,118
Other non-current assets and liabilities	(26,119)	(4,486)	40,582	(30,605)	54,412
Net cash used in operating activities	(543,754)	(379,799)	(518,239)	(923,553)	(754,996)
Cash flows from investing activities:
Acquisition of DVD content assets	(7,798)	(9,170)	(12,552)	(16,968)	(23,348)
Purchases of property and equipment	(39,584)	(60,381)	(27,323)	(99,965)	(64,493)
Change in other assets	(2,654)	(10,552)	(441)	(13,206)	(2,227)
Net cash used in investing activities	(50,036)	(80,103)	(40,316)	(130,139)	(90,068)
Cash flows from financing activities:
Proceeds from issuance of debt	2,243,196	—	1,900,000	2,243,196	1,900,000
Debt issuance costs	(18,192)	—	(16,992)	(18,192)	(16,992)
Proceeds from issuance of common stock	21,896	22,972	26,936	44,868	83,271
Other financing activities	—	—	(532)	—	(853)
Net cash provided by financing activities	2,246,900	22,972	1,909,412	2,269,872	1,965,426
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,998	(5,014)	(36,340)	(16)	(29,163)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,658,108	(441,944)	1,314,517	1,216,164	1,091,199
Cash, cash equivalents and restricted cash at beginning of period	3,370,097	3,812,041	2,599,477	3,812,041	2,822,795
Cash, cash equivalents and restricted cash at end of period	$5,028,205	$3,370,097	$3,913,994	$5,028,205	$3,913,994

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Non-GAAP free cash flow reconciliation:
Net cash used in operating activities	$(543,754)	$(379,799)	$(518,239)	$(923,553)	$(754,996)
Acquisition of DVD content assets	(7,798)	(9,170)	(12,552)	(16,968)	(23,348)
Purchases of property and equipment	(39,584)	(60,381)	(27,323)	(99,965)	(64,493)
Change in other assets	(2,654)	(10,552)	(441)	(13,206)	(2,227)
Non-GAAP free cash flow	$(593,790)	$(459,902)	$(558,555)	$(1,053,692)	$(845,064)

11

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended			As of/ Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Domestic Streaming
Paid memberships at end of period	60,103	60,229	55,959	60,103	55,959
Paid net membership additions (losses)	(126)	1,743	872	1,617	3,149
Free trials	1,575	1,563	1,420	1,575	1,420

Revenues	$2,299,189	$2,073,555	$1,893,222	$4,372,744	$3,713,241
Cost of revenues	1,196,420	1,139,535	969,995	2,335,955	1,906,475
Marketing	250,606	221,046	251,298	471,652	502,017
Contribution profit	852,163	712,974	671,929	1,565,137	1,304,749

International Streaming
Paid memberships at end of period	91,459	88,634	68,395	91,459	68,395
Paid net membership additions	2,825	7,861	4,580	10,686	10,561
Free trials	4,481	5,003	4,367	4,481	4,367

Revenues	$2,547,727	$2,366,749	$1,921,144	$4,914,476	$3,703,230
Cost of revenues	1,778,890	1,697,121	1,392,512	3,476,011	2,714,218
Marketing	352,544	395,532	340,709	748,076	626,767
Contribution profit	416,293	274,096	187,923	690,389	362,245

Domestic DVD
Paid memberships at end of period	2,411	2,565	2,971	2,411	2,971
Free trials	17	22	28	17	28

Revenues	$76,200	$80,688	$92,904	$156,888	$191,655
Cost of revenues	30,347	33,958	39,924	64,305	82,317
Contribution profit	45,853	46,730	52,980	92,583	109,338

Consolidated

Revenues	$4,923,116	$4,520,992	$3,907,270	$9,444,108	$7,608,126
Cost of revenues	3,005,657	2,870,614	2,402,431	5,876,271	4,703,010
Marketing	603,150	616,578	592,007	1,219,728	1,128,784
Contribution profit	1,314,309	1,033,800	912,832	2,348,109	1,776,332
Other operating expenses	607,890	574,716	450,619	1,182,606	867,541
Operating income	706,419	459,084	462,213	1,165,503	908,791
Other expense	(205,503)	(59,425)	(33,577)	(264,928)	(180,539)
Provision for income taxes	230,266	55,607	44,287	285,873	53,779
Net income	$270,650	$344,052	$384,349	$614,702	$674,473

12

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands)

	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Non-GAAP Adjusted EBITDA reconciliation:
GAAP net income	$384,349	$402,835	$133,934	$344,052	$270,650
Add:
Other expense	33,577	101,858	96,371	59,425	205,503
Provision for (benefit from) income taxes	44,287	(24,025)	(14,538)	55,607	230,266
Depreciation and amortization of property, equipment and intangibles	19,736	21,161	23,219	23,561	25,496
Stock-based compensation expense	81,232	82,316	88,714	101,200	103,848
Adjusted EBITDA	$563,181	$584,145	$327,700	$583,845	$835,763

13